FOR IMMEDIATE RELEASE

CONTACT:
Randall E. Black
Chief Executive Officer & President
570-662-2121

CITIZENS FINANCIAL SERVICES, INC. HOLDS ANNUAL MEETING

Mansfield, Pennsylvania; April 22, 2026.  Citizens Financial Services, Inc. held its 2026 annual meeting of shareholders (the “Annual Meeting”) on April 21, 2026, at First Citizens Community Bank, 11499 Route 6, Wellsboro, Pennsylvania.

At the Annual Meeting, the following five Class 3 directors were duly elected to serve for three-year terms, and until their successors are elected and qualified: Randall E. Black, Joseph B. Bower, Jr., Rinaldo A. DePaola, Janie M. Hilfiger, and Mickey L. Jones.  The five Class 3 directors will serve until the April 2029 Annual Meeting.

The following corporate directors retained their positions but were not standing for election this year: Robert W. Chappell, Roger C. Graham, Jr., R. Joseph Landy, John P. Painter II, Thomas E. Freeman, Christopher W. Kunes, Terry B. Osborne, and David Z. Richards, Jr.

Additionally, shareholders voted (1) to ratify the appointment of S.R. Snodgrass, A.C., Certified Public Accountants, as the independent auditor for the Company for the fiscal year ending December 31, 2026, (2) to approve the Citizens Financial Services, Inc. 2026 Equity Incentive Plan, and (3) to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement.